UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 13, 2012

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2012, in the case of Boeing Satellite Systems International Inc. v. ICO Global Communications (Operations) Ltd, the California Court of Appeal reversed all monetary judgments entered by the trial court in favor of ICO Global Communications (Operations) Ltd (“ICO Operations”), and directed ICO Operations to reimburse Boeing for its costs, but not fees, on appeal, which could be substantial. ICO Operations, a subsidiary of Pendrell Corporation based in the Cayman Islands, was the entity that owned and operated, directly and indirectly, ICO’s international medium earth orbit satellite assets and operations. ICO Operations did not own or operate any of DBSD’s United States based satellite assets or operations that were sold to Dish Network earlier this year. All of ICO Operations’ medium earth orbit satellite assets were divested in the first quarter of this year for nominal consideration, with the exception of the in-orbit F2 satellite. ICO Operations and its subsidiaries hold no material assets. Pendrell Corporation issued a press release announcing the decision, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated April 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION
(Registrant)

	By:	/s/ Timothy M. Dozois
April 16, 2012		Timothy M. Dozois Corporate Counsel and Secretary